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                                                                     EXHIBIT 2.3


                                PACIFICORP CAPITAL II

                                   RESOLUTIONS FOR
                             THE ADMINISTRATIVE TRUSTEES

                                    July 30, 1997


    The undersigned, pursuant to the authority referenced below, consent to and adopt the following resolutions, effective as of July 30, 1997:

         WHEREAS, by resolutions adopted on June 5, 1996, the Board of Directors of PacifiCorp, an Oregon corporation, ratified the appointment of William E. Peressini and John R. Stageberg to serve as the Administrative Trustees of PacifiCorp Capital II (the "Trust") under the Trust Agreement of the Trust, dated as of May 3, 1996; and

         WHEREAS, pursuant to Section 207(a)(i)(A) of the Trust's Amended and Restated Trust Agreement, as defined below, each Administrative Trustee, acting singly or jointly, has the power and authority to act on behalf of the Trust with respect to the issuance and sale of the Trust's securities; now, therefore, be it

         RESOLVED, that the Registration Statement on Form S-3, File No. 333-23027, as filed with the Securities and Exchange Commission (the "SEC") on March 10, 1997 which was declared effective on April 15, 1997, and the forms of Prospectus and Prospectus Supplement relating to the Preferred Securities of statutory business trusts created under the laws of the state of Delaware, including the Trust, and Junior Subordinated Debentures of PacifiCorp, are hereby approved; and further

         RESOLVED, that the acts of the Administrative Trustees of the Trust in conducting negotiations for the sale of the Series B Preferred Securities (as defined below) and in selecting Smith Barney Inc., A.G. Edwards & Sons, Inc., Goldman, Sachs & Co., Morgan Stanley Dean Witter and PaineWebber Incorporated, as the representatives of the several underwriters for such sale (the "Underwriters") are hereby approved, ratified and confirmed; and further


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         RESOLVED, that the form of Underwriting Agreement (the "Underwriting
         Agreement") presented to this meeting providing for the purchase from the Trust by the Underwriters of 5,400,000 of the Trust's 7.70% Trust Preferred Securities, Series B (the "Series B Preferred Securities") at a purchase price of $25 per Series B Preferred Security is hereby approved; and further

         RESOLVED, that each Administrative Trustee of the Trust is hereby authorized and directed, in the Trust's name and on its behalf, to evidence the acceptance by the Trust of the proposal referred to in the immediately preceding resolution by executing and delivering the Underwriting Agreement in the form presented to this meeting or in substantially such form, with such changes as the Administrative Trustee executing the Underwriting Agreement shall approve, his or their execution thereof to be conclusive evidence of that approval; and further

         RESOLVED, that the Administrative Trustees of the Trust are hereby authorized and directed to take or cause to be taken any and all such action as in the judgment of the Administrative Trustee taking such action may appear desirable or appropriate for the purpose of enabling and causing the Trust fully and promptly to perform all of its obligations under the Underwriting Agreement; and further

         RESOLVED, that the form of the Amended and Restated Trust Agreement of the Trust among PacifiCorp, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees (the "Amended and Restated Trust Agreement"), including the forms of Common and Preferred Securities Certificates and Agreement as to Expenses and Liabilities (the "Expense Agreement") attached as exhibits thereto, is hereby approved; and further

         RESOLVED, that each Administrative Trustee of the Trust is hereby authorized and directed, in the Trust's name and on its behalf, to execute and deliver the Amended and Restated Trust Agreement and Expense Agreement in the forms presented to this meeting or in substantially such forms, with such changes as the Administrative Trustee executing the Amended and Restated Trust Agreement and Expense Agreement shall approve, his or their execution thereof to be conclusive evidence of that approval; and further


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         RESOLVED, that the Administrative Trustees of the Trust are hereby authorized and directed to take or cause to be taken any and all such action as in the judgment of the Administrative Trustee taking such action may appear desirable or appropriate for the purpose of enabling and causing the Trust fully and promptly to perform all of its obligations under the Amended and Restated Trust Agreement and the Expense Agreement; and further

         RESOLVED, that, pursuant to the Amended and Restated Trust Agreement, there is hereby created a series of the Trust's preferred securities, which shall be designated as 7.70% Trust Preferred Securities, Series B, (the "Series B Preferred Securities") such Series B Preferred Securities to be limited in aggregate number to 5,400,000 and in aggregate liquidation amount to $135,000,000 and each of which shall represent an undivided beneficial interest in the assets of the Trust; and further

         RESOLVED, that the terms of the Series B Preferred
         Securities shall be as follows:

                   Distributions on the Series B Preferred Securities shall be payable at the rate of 7.70% per annum of the liquidation amount, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 1997.

                   The liquidation amount for each Series B Preferred Security shall be $25.00.

                   The Series B Preferred Securities shall be issued in
              denominations of $25.00 and integral multiples thereof.

                   On each Debenture Redemption Date (as that term is defined in the Amended and Restated Trust Agreement), the Issuer Trust shall redeem a Like Amount (as that term is defined in the Amended and Restated Trust Agreement) of the Series B Preferred Securities and Series B Common Securities at the Redemption Price (as that term is defined in the Amended and Restated Trust Agreement).

         ; and further


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         RESOLVED, that, subject to the receipt of all required approvals, the
         Trust issue up to an aggregate of 5,400,000 of the Trust's Series B Preferred Securities pursuant to the Underwriting Agreement and the Amended and Restated Trust Agreement and upon the purchase and payment for the Series B Preferred Securities in accordance with the terms of and for the consideration contemplated by and set forth in the Underwriting Agreement and the Trust Agreement, the Series B Preferred Securities shall be fully paid and nonassessable undivided beneficial interests in the assets of the Trust; and further

         RESOLVED, that the Administrative Trustees of the Trust are hereby authorized and directed, in the Trust's name and on its behalf, to issue or cause to be issued and delivered, in accordance with the terms of the Amended and Restated Trust Agreement and the Underwriting Agreement, global certificate(s) evidencing 5,400,000 of the Trust's Series B Preferred Securities; and further

         RESOLVED, that, pursuant to the Amended and Restated Trust Agreement, there is hereby created a series of the Trust's common securities, which shall be designated as 7.70% Common Securities, Series B (the "Series B Common Securities") and shall represent an undivided beneficial interest in the assets of the Trust; and further

         RESOLVED, that the terms of the Trust's Series B Common Securities shall be as follows:

                   Distributions on the Series B Common Securities shall be
              payable at the rate of 7.70% per annum of the liquidation amount, payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, commencing on September 30, 1997.

                   The liquidation amount for each Series B Common Security
              shall be $25.00.

                   The Series B Common Securities shall be issued in
              denominations of $25.00 and integral multiples thereof.

                   On each Debenture Redemption Date (as that term is defined in the Amended and Restated Trust Agreement), the Issuer Trust


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              shall redeem a Like Amount (as that term is defined in the
              Amended and Restated Trust Agreement) of the Series B Preferred Securities and Series B Common Securities at the Redemption Price (as that term is defined in the Amended and Restated Trust Agreement).

                   If on any Distribution Date or Redemption Date any Event of
              Default resulting from a Debenture Event of Default shall have occurred and be continuing (as those terms are defined in the Amended and Restated Trust Agreement), no payment of any Distribution on or Redemption Price of (as those terms are defined in the Amended and Restated Trust Agreement) any Series B Common Security shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all Series B Preferred Securities shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to payment in full in cash of all Distributions on or the Redemption Price of the Series B Preferred Securities then due and payable.

         ; and further

         RESOLVED, that, subject to the receipt of all required approvals, the Trust issue up to an aggregate of 167,040 of the Trust's Series B Common Securities pursuant to the Trust Agreement and upon the purchase and payment for the Series B Common Securities in accordance with the terms of and for the consideration contemplated by and set forth in the Trust Agreement, the Series B Common Securities shall be fully paid and nonassessable undivided beneficial interests in the assets of the Trust; and further

         RESOLVED, that the Administrative Trustees of the Trust are hereby authorized and directed, in the Trust's name and on its behalf, to cause to be issued and delivered to PacifiCorp, in accordance with the terms of the Amended and Restated Trust Agreement, a global certificate evidencing 167,040 of the Trust's Series B Common Securities, having an aggregate liquidation amount of $4,176,000, against payment by PacifiCorp of $25 per Common Security; and further


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         RESOLVED, that the Trust use the proceeds received from the issuance and sale of the Trust's Series B Preferred Securities and Series B Common Securities to purchase from PacifiCorp $139,176,000 in aggregate principal amount of PacifiCorp's 7.70% Junior Subordinated Deferrable Interest Debentures, Series D (the "Series D Debentures"), such Series D Debentures to be held by the Property Trustee in accordance with the terms and provisions of the Amended and Restated Trust Agreement; and further

         RESOLVED, that the Administrative Trustees of the Trust are hereby authorized and directed, in the Trust's name and on its behalf, to take any all action and to execute, deliver and file any and all documents, agreements, and instruments that such Administrative Trustee deems necessary and appropriate to consummate the transaction described in the preceding resolution, including payment of the purchase price for the Series D Debentures being acquired by the Trust; and further

         RESOLVED, that the Series B Preferred Securities sold pursuant to these resolutions be listed on the New York Stock Exchange (the "NYSE") and registered with the SEC under Section 12(b) of the Securities Exchange Act of 1934; and further

         RESOLVED, that the Administrative Trustees of the Trust are hereby authorized, in the Trust's name and on its behalf, to take or cause to be taken any and all actions necessary or advisable to effect the listing and trading of the Series B Preferred Securities on the NYSE, including the preparation, execution and filing of all necessary applications, documents, forms and agreements with the NYSE and the SEC, the preparation of temporary and permanent certificates for the Series B Preferred Securities and the appearance of the Administrative Trustees before NYSE officials, and all such actions heretofore taken by the Administrative Trustees are hereby approved, ratified and confirmed; and further

         RESOLVED, that each of John M. Schweitzer and Dexter E. Martin, counsel to the Trust, is hereby authorized to appear before officials of the NYSE in connection with such listing application and to furnish such opinions of counsel as may be required in connection with such application; and further


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         RESOLVED, that each Administrative Trustee of the Trust is hereby authorized, in the Trust's name and on its behalf, to execute, deliver, and file any and all such agreements, instruments and other documents, and to do and perform all such other acts and things, as in the judgment of the Administrative Trustee may be necessary or desirable to carry out the purposes of the foregoing resolutions.

         Administrative Trustees:


                                            ---------------------------------
                                            William E. Peressini


                                            ---------------------------------
                                            John R. Stageberg